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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2026
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WORKHORSE GROUP INC.
(Exact name of registrant as specified in its charter)
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Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
48443 Alpha Drive #190, Wixom, Michigan 48393
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (888) 646-5205

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	WKHS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2026, at the 2026 annual meeting of stockholders (the “Annual Meeting”) of Workhorse Group Inc. (the “Company”), the Company’s stockholders approved the Workhorse Group Inc. Amended and Restated 2023 Long-Term Incentive Plan (the “Plan”), which among other things, increased the number of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), available for issuance under the Plan by an additional 1,089,340 Shares. The Company’s Board of Directors (the “Board”) previously adopted the Plan on May 12, 2026, subject to stockholder approval. The Plan became effective upon such approval.

For a description of the Plan, see the section entitled “Proposal No. 4: Approve the Amended and Restated Workhorse Group 2023 Long-Term Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) on May 20, 2026 (the “Proxy Statement”). The descriptions of the Plan contained herein and in the Proxy Statement are qualified in their entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 29, 2026, the Company held its Annual Meeting. As of May 8, 2026, the record date for holders of Shares entitled to vote at the Annual Meeting, there were 10,893,400 Shares outstanding and entitled to vote at the Annual Meeting. Of the Shares entitled to vote, 8,103,245, or approximately 74.38% of the Shares, were present or represented by proxy at the Annual Meeting, constituting a quorum under the Company’s Articles of Incorporation. There were four matters presented and voted on at the Annual Meeting. Set forth below is a brief description of each matter voted on at the Annual Meeting and the final voting results with respect to each such matter.

Proposal No. 1 – The Election of Director Nominees Proposal

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Matthew O’Leary	6,972,744	66,572	14,189	1,121,390
Scott Griffith	6,972,753	65,756	14,996	1,121,390
Pamela S. Mader	6,974,074	68,470	10,961	1,121,390
Raymond J. Chess	6,962,885	79,660	10,960	1,121,390
Alan S. Henricks	6,975,632	65,928	11,945	1,121,390
Paul Savoie	6,971,179	70,345	11,981	1,121,390
Desi Ujkashevic	6,975,733	63,148	14,624	1,121,390

The Company’s stockholders elected all seven nominees to serve as directors until the 2027 annual meeting of the stockholders of the Company, or until such directors’ successors have been duly elected or qualified, or until such directors’ earlier death, resignation, retirement, or removal.

Proposal No. 2 – The Say on Pay Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,938,904	93,299	21,302	1,121,390

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Proposal No. 3 – the Auditor Ratification Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
8,061,795	86,613	26,487	—
The Company’s stockholders ratified the appointment of Carr Riggs & Ingram, L.L.C. as the Company’s independent auditors for the fiscal year ended December 31, 2026.

Proposal No. 4 – The Incentive Plan Proposal

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,849,267	186,217	18,021	1,121,390

The Company’s stockholders approved the Amended and Restated Workhorse Group Inc. 2023 Long-Term Incentive Plan, which among other things, increased the number of shares of common stock available for the grant of equity awards by an additional 1,089,340 shares.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

Exhibit Number	Description
10.1
Workhorse Group Inc. Amended and Restated 2023 Long-Term Incentive Plan (incorporated by reference to Annex A of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 20, 2026).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: June 30, 2026	By: /s/ Scott Griffith
Name: Scott Griffith
Title: Chief Executive Officer